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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-199441), pertaining to the Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,

  (2)
  Registration Statement (Form S-3 No. 333-205120) of Agile Therapeutics, Inc. and

  (3)
  Registration Statement (Form S-8 No. 333-205116), pertaining to the Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,

of our report dated March 15, 2017 with respect to the financial statements of Agile Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Metro Park, New Jersey
March 15, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm